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                                                                    Exhibit 10.1

                                 PROMISSORY NOTE

     (ISSUED PURSUANT TO EXECUTIVE EMPLOYMENT AGREEMENT DATED MARCH 4, 2002)

$75,000                                                 Cambridge, Massachusetts
                                                                   July 24, 2002

FOR VALUE RECEIVED, I, Laurie A. Allen of Cambridge, Middlesex County, Massachusetts (hereinafter the "Borrower"), promise to pay to the order of ARIAD PHARMACEUTICALS, INC., a Delaware corporation duly organized according to law with a usual place of business at 26 Landsdowne Street, Cambridge, Massachusetts (hereinafter the "Company"), the principal sum of SEVENTY FIVE THOUSAND AND 00/00 DOLLARS ($75,000) on July 24, 2005 or earlier with any interest accrued thereon as provided herein.

The loan evidenced by this Note is made by the Company pursuant to its obligations under that certain Executive Employment Agreement, dated March 4, 2002, between the Company and Borrower (the "Employment Agreement"). It is expressly agreed that this Note is issued in connection with the relocation of the Borrower to the Borrower's location of employment and the Company's place of business and is issued free of interest thereon, except as provided herein.

IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT UPON RECEIPT OF THE PRINCIPAL SUM OF $75,000.00 (AND ANY INTEREST PROVIDED FOR HEREIN) THE HOLDER OF THIS NOTE SHALL BE PAID IN FULL AND ALL OBLIGATIONS TO MAKE FURTHER PAYMENTS SHALL CEASE AND ALL SECURITY HELD BY THE MAKER ON ACCOUNT OF THIS NOTE SHALL BE RELEASED AND RETURNED TO THE BORROWER.

The principal sum of this Note shall be forgiven (i) if the Borrower terminates her employment as provided in Section 6.2 of the Employment Agreement; or (ii) after a period of three (3) years, BUT ONLY IF the Borrower remains in the continuous, full-time employment of the Company.

Should the Borrower not remain in the continuous full-time employment of the Company for a minimum of three (3) years from the date hereof, other than for the reasons set forth in Sections 5.1 or 6.2 of the Employment Agreement, then all monies advanced hereunder shall be due and payable ninety (90) days from the cessation of her employment.

Notwithstanding the foregoing, automatically without further action by the Company, the entire outstanding principal balance of this Note shall become immediately due and payable without notice or demand upon the occurrence at any time upon the institution by or against the Borrower of any proceedings under the Bankruptcy Act or insolvency law; or the making by the Borrower of an assignment for the benefit of creditors; the application for, consent to or sufferance of the appointment of a receiver or trustee, pursuant to court action or otherwise, or the commencement of any judicial proceedings by or against the Borrower whereby a reorganization or arrangement is sought with respect to the debts of the Borrower.
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In the event that payment is due prior to July 24, 2005 for the reasons set forth in the two preceding paragraphs, interest at the rate of 7% per annum shall accrue from such date until all unpaid principal and interest are paid in full.

The undersigned agrees to pay all costs and expenses, including but not limited to all attorney's fees, paid or incurred by the Company in enforcing this Note and collecting the amounts due hereunder whether or not suit is instituted and whether or not foreclosure under the mortgage securing this Note is instituted.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived by the undersigned and by all sureties, guarantors and endorsers hereof. The liability of any maker, surety, guarantor and endorser of this Note shall not be terminated or otherwise affected or impaired by the Company's granting any extension of time for payment or by any other indulgence or forbearance granted by the Company to the Borrower. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorser and shall be binding upon them and their successors and assigns.

In the event of any default hereunder, the Company may, at its option, and without notice, set off against the payment of this Note any sums due from the Company to any maker, surety, guarantor or endorser hereof.

A waiver of any of the terms of this Note by the Company hereof on any one occasion shall not be deemed to be a continuing waiver; nor shall such a waiver on any one occasion be deemed to be a waiver on any subsequent occasions.

This Note is secured by a second mortgage on the Borrower's residence in Cambridge, Massachusetts, pursuant to a certain mortgage by and between the Borrower and the Company of even date herewith.

No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Note and to such provision, and executed by the Borrower and the Company.

EXECUTED UNDER SEAL this 24th day of July, 2002



/s/ Edward M. Fitzgerald                            /s/ Laurie A. Allen
--------------------------                          ----------------------------
Witness:                                            Laurie A. Allen


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